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                SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP
                CALCULATION OF WEIGHTED AVERAGE UNITS OUTSTANDING


                                  EXHIBIT 99.1

The weighted average number of partnership units used in the computation of earnings per unit is as follows:

                                                                 Year
                                                           Ended December 31
                                                          1996         1997
                                                          ----         ----
         Actual number of units
          outstanding at the beginning of the
          year                                          4,308,568      4,426,568

         Weighted average number of units issued
          during the year                                  61,833         34,625
                                                        ---------      ---------

         Weighted average number of units
          outstanding during the year                   4,370,401      4,461,193
                                                        =========      =========

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